As filed with the Securities and Exchange Commission on September 1, 2016

Registration No.: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	84-1018684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2015 STOCK INCENTIVE PLAN

(Full title of the plan)

Jay A. Nudi, Interim Chief Financial Officer

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Doney, Esq.

Akerman LLP

401 East Jackson Street, Suite 1700

Tampa, Florida 33602

Telephone: (813) 209-5070

Facsimile: (813) 218-5404

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	200,000	$3.41(2)	$682,000	$68.68
Total	200,000	—	$682,000	$68.68

(1)	Represents an increase in the total number of shares reserved for issuance under the 2015 Stock Incentive Plan. A total of 372,968 shares previously has been registered under a registration statement on Form S-8 (File No. 333-205328) with respect to the 2015 Stock Incentive Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement includes an indeterminate number of additional shares that may be offered and sold as a result of anti-dilution provisions of the 2015 Stock Incentive Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based upon the average of the high and low prices of the common stock as reported on the NASDAQ Capital Market on August 30, 2016, which date was within five business days of the date of this filing.

STATEMENT UNDER GENERAL INSTRUCTION E —

REGISTRATION OF ADDITIONAL SECURITIES

Odyssey Marine Exploration, Inc. (the “Company”) previously filed a registration statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-205328) in connection with the registration of an aggregate of 372,968 shares of common stock to be issued under the Company’s 2015 Stock Incentive Plan (after giving effect to the 1 for 12 reverse stock split which occurred on February 19, 2016).

Pursuant to General Instruction E of Form S-8, this registration statement is filed by the Company solely to register an additional 200,000 shares of the Company’s common stock for issuance under the 2015 Stock Incentive Plan. This increase was approved by the Company’s stockholders on June 7, 2016. Pursuant to Instruction E, the contents of the previously filed registration statement on Form S-8 (SEC File No. 333-205328) are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits to this registration statement are listed in the Index to Exhibits on Page E-1 of this registration statement, which Index to Exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on September 01, 2016.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Jay A. Nudi
Jay A. Nudi
Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 1, 2016, by the following persons in the capacities and on the dates indicated.

/s/ Gregory P. Stemm Gregory P. Stemm	Chairman of the Board

/s/ Mark D. Gordon Mark D. Gordon	Chief Executive Officer (Principal Executive Officer)

/s/ Jay A. Nudi Jay A. Nudi	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ John C. Abbott John C. Abbott	Director

/s/ Mark B. Justh Mark B. Justh	Director

/s/ James S. Pignatelli James S. Pignatelli	Director

/s/ Jon D. Sawyer Jon D. Sawyer	Director

INDEX TO EXHIBITS

Exhibit No.		Description

5.1	—	Opinion of Akerman LLP.

23.1	—	Consent of Ferlita, Walsh, Gonzalez & Rodriguez, P.A., Independent Registered Public Accounting Firm

23.2	—	Consent of Akerman LLP (included in Exhibit 5.1).

E-1